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                                                                    EXHIBIT 15.1

The Board of Directors and Stockholders
D.R. Horton, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-4 of D.R. Horton, Inc. for the registration of $250,000,000 in principal amount of its 8.5% Senior Exchange Notes due 2012 of our report dated January 23, 2002 relating to the unaudited condensed consolidated interim financial statements of Schuler Homes, Inc. that are included in its Form 10-Q for the quarter ended December 31, 2001.

                                                /s/ Ernst & Young LLP

Los Angeles, California
May 22, 2002